As filed with the Securities and Exchange Commission on
December 16, 1994.
Registration No. 33-
- -------------------------------------------------------
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933


U S WEST, Inc.
(Exact name of registrant as specified in its charter)

Colorado                                84-0926774
(State or other jurisdiction          (I.R.S. Employer
of incorporation or organization)   Identification No.)


7800 East Orchard Road
Englewood, Colorado 80111
(303) 793-6500
(Address, zip code, telephone number, and area code, of registrant's principal executive offices)


U S WEST, INC. 1994 STOCK PLAN
(Full title of the Plan)


STEPHEN E. BRILZ, ESQ.
U S WEST, INC.
7800 East Orchard Road
Englewood, Colorado 80111
(303) 793-6626
(Name, address, zip code, telephone number and area code, of agent for service)

CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------
                        Proposed  Proposed
Title of     Amount     maximum   maximum    Amount
securities   to be      offering  aggregate  of
to be        regis-     price per offering   registra-
registered   tered(1)    share(2) price(2)   tion fee
- -------------------------------------------------------
Common
Stock
(without
par value)   15,000,000 $34.9375  $524,062,500 $180,713
- -------------------------------------------------------

<F1>
(1)	Plus such indeterminate number of additional
shares as may be required to be issued in the event of
an adjustment as a result of an increase in the number
of issued shares of common stock resulting from a stock
split, stock dividend or certain other capital
adjustments.
<F2>
(2)	Estimated solely for the purpose of determining
the amount of the registration fee in accordance with Rule 457(c).

- -------------------------------------------------------

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents heretofore filed by U S WEST, Inc. ("U S WEST"), (SEC File No. 1-8611) under the
Securities Exchange Act of 1934 (the "Exchange Act") with the Securities and Exchange Commission (the
"Commission") are incorporated herein by reference: (i)
U S WEST's Annual Report on Form 10-K for the year ended December 31, 1993; (ii) U S WEST's Current
Reports on Form 8-K dated January 21, 1994, February
24, 1994, April 1, 1994, April 18, 1994, June 24, 1994,
July 15, 1994, July 18, 1994, July 25, 1994, October
18, 1994 and December 9, 1994 (iii) U S WEST's
Quarterly Reports on Form 10-Q for the quarters ended, March 31, 1994, June 30, 1994 and September 30, 1994;
(iv) the description of Common Stock of U S WEST contained in Item 11 of U S WEST's Registration
Statement on Form 10, filed with the Commission on November 16, 1983, as amended by a Form 8 filed on June
22, 1989; and (v) the description of preferred stock purchase rights as set forth in Item 1 of U S WEST's
Registration Statement on Form 8-A, filed on April 18,
1989.

All documents filed by U S WEST pursuant to Sections
13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in the registration statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the registration statement to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement.

Item 4.  Description of Securities.

The class of securities to be offered hereby is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

Not Applicable.

Item 6.  Indemnification of Directors and Officers.

The Bylaws of U S WEST provide for the indemnification of directors and officers to the extent permissible under applicable law. Sections 7-109-101 through 7-
109-110 of the Colorado Business Corporation Act (the
"CBCA") specify the circumstances under which a corporation may indemnify its directors, officers, employees, fiduciaries or agents. For acts done in a person's "official capacity," the CBCA generally requires that an act be done in good faith and in a manner reasonably believed to be in the best interests of the corporation. In all other civil cases, the person must have acted in good faith and in a way that was not opposed to the corporation's best interests.
In criminal actions or proceedings, the CBCA imposes an additional requirement that the actor had no reasonable cause to believe his conduct was unlawful. In any proceeding by or in the right of the corporation, or charging a person with the improper receipt of a personal benefit, no indemnification can be made, except that in a proceeding by or in the right of the corporation, indemnification for reasonable expenses incurred in connection with such proceeding is permitted. Indemnification is mandatory when any director or officer is wholly successful, on the merits or otherwise, in defending any civil or criminal proceeding.

The directors and officers of U S WEST are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they cannot be indemnified by U S WEST.

Item 7.  Exemption from Registration Claimed.

	Not Applicable.

Item 8.  Exhibits.

Exhibit No.    Description
 5             Opinion of Stephen E. Brilz, Senior
Attorney
               as to the legality of the Securities to
be
               issued.

23A            Consent of Coopers & Lybrand L.L.P.

23B            The Consent of Stephen E. Brilz is
               included in the opinion of counsel filed as Exhibit 5

24             Powers of Attorney.

Item 9.  Undertakings.

(a)  Rule 415 offerings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

     (i)    To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Filings incorporating subsequent Exchange Act documents by reference.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section
15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Form S-8 Undertakings.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.

Pursuant to the requirements of the Securities Exchange
Act of 1933, U S WEST, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Englewood, State of Colorado, on the 16th day of December, 1994.


U S WEST, Inc.



     /s/ Stephen E. Brilz
By:
    -------------------------
     Stephen E. Brilz
     Assistant Secretary

Pursuant to the requirements of the Securities Exchange
Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

PRINCIPAL EXECUTIVE OFFICER:

Richard D. McCormick*        Chairman of the Board,
                               President and Chief
                                 Executive Officer


PRINCIPAL FINANCIAL OFFICER:


      James M. Osterhoff*    Executive Vice President
                               and Chief Financial
                                   Officer


DIRECTORS:
     Richard Cheney*
     Remedios Diaz-Oliver*
     Grant A. Dove*
     Allan D. Gilmour*
     Pierson M. Grieve*
     Shirley M. Hufstedler*
     Allen F. Jacobson*
     Richard D. McCormick*
     Marilyn C. Nelson*
     Frank Popoff*
     Glen L. Ryland*
     Jerry O. Williams*
     Daniel Yankelovich*


     /s/ Stephen E. Brilz
*By
     ------------------------
     Stephen E. Brilz
     Attorney-in-Fact

Dated:     December 16, 1994

EXHIBIT INDEX

Exhibit No.     Exhibit Description

 5              Opinion of Stephen E. Brilz, Senior
                Attorney, as to the legality of the
                securities to be issued.

23A             Consent of Coopers & Lybrand L.L.P.

23B             The consent of Stephen E.  Brilz is
                included in the opinion of counsel
                filed as Exhibit                 5.

24              Powers of Attorney.